Exhibit 99.1

WaveDancer Releases First Quarter 2022 Results

Investments in Transformation Continue – Expected to Begin Driving

Revenue Growth in 2Q 2022

FAIRFAX, VA, April 12, 2022 – WaveDancer (NASDAQ: WAVD), today reported its results for the first quarter ended March 31, 2022, which was characterized by continued investment in the WaveDancer’s software development and sales team. This included new hires, board appointments, partnerships, and a definitive acquisition agreement as WaveDancer strives to become a leader in the zero trust, blockchain, and secure supply chain market.

WaveDancer CEO Jamie Benoit commented, “Our first quarter 2022 saw the company continue to prioritize investments in key operational areas. In addition to the recent additions, we have made at the board and senior leadership levels, we have also added three new blockchain sales professionals as well as six engineers and developers.”

Mr. Benoit continued, “Our lower revenue over first quarter 2021 is a result of our continued effort in the Tellenger business to move away from low margin distribution and reselling and towards higher margin professional services opportunities.”

First Quarter 2022 Financial Highlights (all comparisons to prior year period unless otherwise noted)

●	Total revenues decreased 12.4% to $3.0 million, compared with $3.4 million.
●	Professional fees decreased 15.3% to $2.1 million down from $2.4 million.
●	Gross profit decreased to $0.4 million, compared with $1.0 million.
●	Gross margin expanded to 12.6%; higher-margin professional fees accounted for 69.0% of revenues.
●	Net loss of $(2.1) million, compared with net income of $0.3 million.
●	Adjusted EBITDA[1] of ($1.7) million, compared with $0.4 million.

1 Please see non-GAAP reconciliation below

About WaveDancer

WaveDancer (www.wavedancer.com), headquartered in Fairfax, Virginia, is a provider of zero trust software solutions, specializing in secure blockchain supply chain management (SCM), asset tracking and security. Our technologies are deployed and being used to help organizations manage very complex supply chain challenges. Initially developed to secure a complex international supply chain for a global U.S. Government (USG) national security organization, the technology has matured to address multiple operational capabilities. Customers are using the WaveDancer platform to gain unprecedented levels of accountability, auditability, and predictability from their data, while giving insights to their partners and suppliers through a controlled, distributed ledger that is immutable and can be trusted by all parties. The sophisticated blockchain technology is now available to the entirety of the USG through GovCloud.

Additional information for investors

This release may contain forward-looking statements regarding the Company's business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. Investors should read and understand the risk factors detailed in the Company's 10-K for the fiscal year ended December 31, 2021 and in other filings with the Securities and Exchange Commission.

For additional information contact:

Jeremy Hellman, CFA

Vice President

The Equity Group

(212) 836-9626

jhellman@equityny.com

WAVEDANCER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	Three Months Ended March 31,
	2022	2021
Revenues
Professional fees	$2,066,690	$2,439,259
Software sales	928,822	980,321
Total revenues	2,995,512	3,419,580

Cost of revenues
Cost of professional fees	1,712,015	1,467,699
Cost of software sales	907,432	932,231
Total cost of revenues	2,619,447	2,399,930

Gross profit	376,065	1,019,650

Selling, general and administrative expenses	2,714,342	680,250
Acquisition costs	434,702	70,530

(Loss) income from operations	(2,772,979)	268,870

Other income (expense):
Interest expense	(19,319)	(1,459)
Other income (expense), net	(12,015)	3,404

(Loss) income before provision for income taxes	(2,804,313)	270,815

Income tax benefit	(726,006)	-

Net (loss) income	$(2,078,307)	$270,815

Comprehensive (loss) income	$(2,078,307)	$270,815

Basic (loss)/earnings per share	$(0.12)	$0.02
Diluted (loss)/earnings per share	$(0.12)	$0.02

Weighted average common shares outstanding
Basic	17,294,808	11,282,671
Diluted	17,294,808	12,286,216

WAVEDANCER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$2,999,201	$4,931,302
Accounts receivable	1,672,072	1,664,862
Prepaid expenses and other current assets	458,719	276,990
Total current assets	5,129,992	6,873,154

Intangible assets, net of accumulated amortization of $201,032 and $0	7,699,075	8,048,968
Goodwill	7,585,269	7,585,269
Right-of-use operating lease asset	627,977	672,896
Property and equipment, net of accumulated depreciation and amortization of $347,886 and $312,320	103,577	105,256
Other assets	77,100	77,100
Total assets	$21,222,990	$23,362,643

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$302,323	$650,499
Accrued payroll and related liabilities	611,497	524,055
Commissions payable	250,043	224,250
Other accrued liabilities	816,536	204,080
Contract liabilities	149,692	186,835
Operating lease liability- current	192,128	192,128
Total current liabilities	2,322,219	1,981,847

Operating lease liability - non-current	460,505	507,120
Deferred income taxes	441,498	1,167,504
Other liabilities	2,296,928	2,265,000
Total liabilities	5,521,150	5,921,471

Stockholders' equity
Common stock at $0.001 and $0.01 par value; 100,000,000 and 30,000,000 shares authorized, 18,882,313 and 12,904,376 shares issued, 17,239,697 and 11,261,760 shares outstanding, as of December 31, 2021 and 2020, respectively	18,987	18,882
Additional paid-in capital	32,128,334	31,789,464
Accumulated deficit	(15,515,270)	(13,436,963)
Treasury stock, 1,642,616 shares at cost	(930,211)	(930,211)
Total stockholders' equity	15,701,840	17,441,172
Total liabilities and stockholders' equity	$21,222,990	$23,362,643

Non-GAAP Financial Measures

In assessing the performance of our business, management utilizes a variety of financial and performance measures. The key measure is Adjusted EBITDA, a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization expense, net interest expense (income), and taxes, as further adjusted to eliminate the impact of, when applicable, expenses that are unusual or non-recurring that we believe do not reflect our core operating results. and non-cash stock-based compensation. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes. A reconciliation of net income (loss) to Adjusted EBITDA, the most comparable GAAP measure, is provided below.

Reconciliation of Net (loss) income to Adjusted EBITDA

(in thousands)	Three Months Ended March 31,
	2022	2021
Net (loss) income	$(2,078)	$271
Adjustments:
Interest expense (income), net	19	(2)
Tax (benefit) expense	(726)	-
Depreciation	13	5
Amortization	350	-
EBITDA	(2,422)	274
Non-cash stock-based compensation	312	28
Acquisition Costs	435	71
Post-employment agreement	-	36

Adjusted EBITDA	$(1,675)	$408

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